UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

Property Solutions Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40087	85-3851769
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

654 Madison Avenue, Suite 1009 New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 502-9845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-fourth of one Warrant to acquire one share of Class A common stock	PSAGU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	PSAG	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PSAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On April 7, 2021, Property Solutions Acquisition Corp. II (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and redeemable warrants included in the Units commencing on April 9, 2021. Each Unit consists of one share of Class A Common Stock and one-fourth of one redeemable warrant to purchase one share of Class A Common Stock. Any Units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PSAGU”. Any underlying shares of Class A Common Stock and warrants that are separated will trade on Nasdaq under the symbols “PSAG” and “PSAGW”, respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A Common Stock and warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated April 7, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2021

Property Solutions Acquisition Corp. II

By:	/s/ Jordan Vogel
Name:	Jordan Vogel
Title:	Co-Chief Executive Officer